FIRST COMMITMENT AMENDMENT TO

LOAN SALE AND SERVICING AGREEMENT

THIS FIRST COMMITMENT AMENDMENT TO LOAN SALE AND SERVICING AGREEMENT (this “First Amendment”), dated as of March 1, 2012, is entered into by and among BRFC-Q 2010 LLC, a Delaware limited liability company, as seller (the “Seller”), Quorum Federal Credit Union, a federally chartered credit union, as buyer (the “Buyer”), Vacation Trust, Inc., a Florida Corporation, as Club Trustee (the “Club Trustee”), U.S. Bank National Association, a national banking association, as custodian and paying agent (the “Custodian”), Bluegreen Corporation, a Massachusetts corporation, as servicer (the “Servicer”), and Concord Servicing Corporation, an Arizona corporation, as backup servicer (the “Backup Servicer”).

RECITALS

WHEREAS, the Buyer, the Seller, the Servicer and the Backup Servicer have previously entered into that certain Loan Sale and Servicing Agreement, dated as of December 22, 2010, as amended by that certain Omnibus Amendment, dated as of May 3, 2011 (as may be amended, supplemented or restated from time to time, the “Loan Sale and Servicing Agreement”).

WHEREAS, Standard Definitions are attached to the Loan Sale and Servicing Agreement at Annex A (the “Standard Definitions”).

WHEREAS, the parties hereto desire to modify the Loan Sale and Servicing Agreement as set forth in this First Amendment.

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Sale and Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                  Amendment of Standard Definitions.

(a) The following definitions shall replace the corresponding definition in the Standard Definitions:

“Commitment Period” and “Commitment Purchase Period” shall mean the period commencing on March 1, 2012 and continuing until March 31, 2013.

“Minimum Required Amount” shall mean, during the Commitment Period, an amount which does not exceed $10,000,000.

“Program Fee Rate” shall mean the rate set forth in, as applicable, the Buyer Commitment Purchase Confirmation, or the Buyer Purchase Confirmation corresponding to the related Buyer Notice. On any date of determination, the Program Fee Rate for the Aggregate Sale Date Loan Pool shall be based on the weighted average of the Program Fee Rates of each Sale Date Loan Pool then comprising the Aggregate Sale Date Loan Pool in proportion to the outstanding Loan Balances of each Sale Date Loan Pool to be added to the Aggregate Sale Date Loan Pool.

(b) The definition of Monthly Buyer Notice is deleted in its entirety and the following definition is added to the Standard Definitions:

“Buyer Notice” shall have the meaning set forth in Section 2.1(c) of the Agreement.

2.                  Amendment of the Loan Sale and Servicing Agreement.

(a) Section 2.1(c) of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and the following is substituted in its place and stead:

(c) After the Commitment Period. After any Commitment Period, the Buyer may deliver to the Seller thirty (30) days prior written notice of any changes in terms in substantially the form in Exhibit R attached hereto (the “Buyer Notice”) containing the terms satisfactory to Buyer for Sale Date Loan Pools to be purchased by the Buyer. If the Seller delivers a Sale Notice to the Buyer based on the terms of the Buyer Notice and if the Buyer intends to enter into such Sale with the Seller upon such terms, then the Buyer shall confirm, by issuing a purchase confirmation in substantially the form in Exhibit F2 attached hereto (a “Buyer Purchase Confirmation”) no later than 12:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date that Buyer shall fund in accordance with the Sale Notice. The Buyer Purchase Confirmation shall specify items including the following (w) the Buyer Purchase Price Percentage, (x) the Initial Purchase Price Installment for such Sale Date Loan Pool, (y) the Program Fee Rate, and (z) any fees and expenses payable by the Seller to the Buyer. If the Seller decides to reject any Buyer Purchase Confirmation, it must provide notice to the Buyer no later than 3:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller in the Sale Notice. It is expressly agreed and understood that until such time that Buyer delivers a Buyer Notice to Seller, the terms of a prior Commitment Purchase Period Terms Letter, as may be amended in accordance with its terms, or any existing Buyer Notice, as the case may be, shall remain in effect until the effective date of such subsequent Buyer Notice.

(b) Exhibit E to the Loan Sale and Servicing Agreement is hereby deleted in its entirety and the Exhibit E attached to this First Amendment is substituted in its place and stead.

(c) Exhibit R to the Loan Sale and Servicing Agreement is hereby deleted in its entirety and the Exhibit R attached to this First Amendment is substituted in its place and stead.

3.                  Minimum Required Amount Availability. The amount of the Minimum Required Amount available at any time to the Seller will be determined by the difference between (i) the Minimum Required Amount and the total of (ii) (a) the outstanding Net Investment Amount of all Sale Date Loan Pools as of the most recent Distribution Date plus (without duplication) (b) the outstanding Net Investment Amount of all Sale Date Loan Pools with a Sale Date after the most recent Distribution Date. The Minimum Required Amount shall terminate immediately upon the occurrence of a Purchase Termination Event or a Timeshare Portfolio Performance Event.

4.                  Choice of Law and Venue. This First Amendment shall be construed in accordance with the internal laws of the State of New York.

5.                  Binding Effect. This First Amendment shall inure to the benefit of and be binding upon the parties to this First Amendment and their successors and assigns.

6.                  Counterpart Execution. This First Amendment may be executed in counterpart, and any number of copies of this First Amendment which in the aggregate have been executed by all parties to this First Amendment shall constitute one original.

7.                  Time is of the Essence. Time is of the essence in the performance of the obligations in this First Amendment.

8.                  No Third Party Beneficiary. No third party shall be a beneficiary hereof.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date set forth above.

THE BUYER:	QUORUM FEDERAL CREDIT UNION By: /s/ Bruno Sementilli, President and CEO
THE SELLER:	BRFC-Q 2010 LLC By: /s/ Allan J. Herz President and Assistant Treasurer
THE SERVICER:	BLUEGREEN CORPORATION By: /s/ Anthony M. Puleo Senior Vice President, CFO & Treasurer
THE BACKUP SERVICER:	CONCORD SERVICING CORPORATION By: /s/ Mary-Jeanne Fincher Vice President and General Counsel
THE CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian and Paying Agent hereunder By: /s/ Printed Name: Title:
THE CLUB TRUSTEE:	VACATION TRUST, INC., as Club Trustee By: /s/ Tonya Wardak Vice President, Treasurer and Secretary

Exhibit E

SALE NOTICE

Date: __________

This Sale Notice is pursuant to the Loan Sale and Servicing Agreement dated as of ______________________, 20__, by and among [insert legal name of seller], as the Seller, Quorum Federal Credit Union, as the Buyer, Bluegreen Corporation, as Servicer, Vacation Trust, Inc., as the Club Trustee, Concord Servicing Corporation, as Back-Up Servicer and U.S. Bank National Association, as the Custodian and Paying Agent, as may be amended, modified or supplemented from time to time (“Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. The Seller proposes to sell to the Buyer the Timeshare Loans described below:

Proposed Sale Date: _________________

Aggregate principal balance of Sale Date Loan Pool: $______________

Number of Timeshare Loans in Sale Date Loan Pool: _______________

Range of balances of Timeshare Loans: $___________ to $____________

Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool including, without duplication, non-U.S. domiciled Obligors, or do not have a FICO Score or a FICO Score below 600 to Timeshare Loans in the Sale Date Loan Pool:____%

Range of seasoning of Timeshare Loans: _____________ months to ___________ months

Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool secured by a right-to-use Timeshare Property with a finite use to Timeshare Loans in the Sale Date Loan Pool: ____________%

Sale Date Loan Pool Number: ____________

An electronic file detailing each Timeshare Loan is hereby delivered to the Buyer with this Sale Notice.

Unless a Buyer’s purchase confirmation is received by the Seller before 12 pm one (1) business day prior to the Sale Date, this offer of sale shall expire; provided, however, that during the Commitment Purchase Period, the Buyer, pursuant to Section 2.1(b) of the Agreement, shall deliver the Buyer Commitment Purchase Confirmation to the Seller by such date and time.

___________________________, as Seller

By: _______________________________

Name: _____________________________

Title: ______________________________

Address: ___________________________

Attention: __________________________

Telephone: _________________________

Facsimile: __________________________

Exhibit R

BUYER NOTICE

Date: _____________

Subject to the terms and conditions of the Loan Sale and Servicing Agreement, dated as of _____________________, 20__ by and among [insert legal name of seller], as the Seller, Quorum Federal Credit Union, as the Buyer, Bluegreen Corporation, as the Servicer, Concord Servicing Corporation, as the Back-Up Servicer, and the other parties thereto, as may be amended, modified or supplemented from time to time (the “Agreement”), the Buyer is willing to purchase timeshare loans, which meet the following criteria:

A.	Aggregate principal balance of the Sale Date Loan Pool: $___________
B.	Buyer’s Purchase Price Percentage: _________%
C.	Initial Purchase Price Installment: $___________ [insert amount equal to the product of item A and item B above, less item E below]
D.	Program Fee Rate: ______________% per annum
E.	Loan Purchase Fee: $________ [insert amount equal to the product of (i) [ ]% and (ii) the outstanding principal loan balance of the related Sale Date Loan Pool]
F.	Timeshare Portfolio Performance Event triggers:

Delinquency Level: ___________%

Default Level: ___________%

Cumulative Default Level (see Table 1 attached hereto)

The effective date of this Buyer Notice shall be thirty (30) days after the date of this Buyer Notice first above written. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

QUORUM FEDERAL CREDIT UNION, as Buyer

By: ____________________________________

Name: Bruno Sementilli

Title: President

Address: 2 Manhattanville Road

                  Suite 401

                  Purchase, NY 10577

Attention: President/CEO

Telephone: 914-641-3739

Facsimile: 914-641-3777

Table 1 to Buyer Notice

Cumulative Default Levels

[See Attached]